Exhibit 16.2

May 27, 2020

Office of the Chief Accountant
United States Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: Sharing Economy International Inc.

Commission File Number: 001-34591

Dear Sirs,

We have received a copy of, and are in agreement with, the statements being made by Sharing Economy International Inc. in Item 4.01(a) and (b) of its Form 8-K dated May 27, 2020 and captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

Exelient PAC